UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 25, 2013

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2013, Banner Corporation (“Company”) and its financial institution subsidiary, Banner Bank (“Bank”), accepted the resignation of Director Robert J. Lane from the Boards of Directors of the Company and the Bank.  Mr. Lane’s resignation is effective June 30, 2013.  Mr. Lane had served as a director of the Company since 2007 and is resigning for personal reasons.  At the time of his resignation, Mr. Lane was a member of the Company’s Compensation Committee of the Board of Directors.  Mr. Lane’s letter of resignation did not indicate that his resignation was in connection with any disagreement with the Company pertaining to the Company’s operations, policies or practices.  No determination has been made if the vacancy on the Board will be filled or if the size of the Board will be reduced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: June 25, 2013	By: /s/Lloyd W. Baker
Lloyd W. Baker
Executive Vice President and
Chief Financial Officer